UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 7, 2008
TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 397-8100
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On August 7, 2008, the Compensation Committee of TeleTech Holdings, Inc.’s Board of Directors approved the following restricted stock unit (RSU) awards to TeleTech’s principal financial officer and certain other executive officers, all of whom were named in the Summary Compensation Table of TeleTech’s definitive proxy statement (as filed with the Securities and Exchange Commission on August 7, 2008):

		Shares Issuable Upon
Recipient	Position	Vesting of RSUs
Brian J. Delaney	Executive Vice President and Chief Operations Officer	40,000
Gregory G. Hopkins	Executive Vice President of Global Accounts	25,000
John R. Troka, Jr.	Senior Vice President and Interim Chief Financial Officer	25,000

Total		90,000
The Compensation Committee believes it is essential to provide equity compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders. The Compensation Committee approved the grant and issuance of the RSUs pursuant to the terms and conditions of the 1999 Stock Option and Incentive Plan, as amended and restated, and the related RSU Agreements (a form of which is filed as Exhibit 10.1 to this Current Report of Form 8-K).
Vesting. The RSUs vest in four equal annual installments beginning on March 1, 2009, provided that the executive officer is continuously employed through the vesting date. Notwithstanding the above, unvested RSUs will become eligible for accelerated vesting in the event of a “Change in Control,” as specified in Section 3A of the RSU Agreement. When the RSUs vest, TeleTech issues shares of common stock to the executive officer without requiring the executive officer to take any further action or make any payment.

Item 9.01.	Financial Statements and Exhibits.
List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.
(d) Exhibits:

Exhibit
Number	Description

10.1	Form of Restricted Stock Unit Agreement (Time Vesting).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.

Date: August 13, 2008	By:	/s/ James E. Barlett
James E. Barlett
Vice Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement (Time Vesting).